SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: January 19, 2007

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                     223 UNDERHILL BLVD., SYOSSET, NY 11791
               (Address of principal executive offices) (zip code)

   Registrant's telephone number, including area code: 1-516-714-8200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Effective January 19, 2007 Synergy Brands Inc. and its subsidiary PHS Group Inc., the latter being the designated "Borrower" within such Agreement, entered with Lloyd I. Miller, III and Milfam I L.P., an entity with whom Mr. Miller is affiliated, together both being the "Purchaser" within such Agreement, a Securities Purchase Agreement, and with such same parties as Purchaser, Synergy Brands Inc. and its subsidiaries PHS Group Inc., SYBR.Com Inc., Gran Reserve Corporation, DealByNet.Com Inc., Quality Food Brands Inc., NYCE North America Inc., and NetCigar.Com Inc. entered a Security Pledge and Guaranty Agreement, copies of such agreements being made exhibits hereto, as well as having executed other ancillary documentation, the designed purpose of which was to arrange for $6.5 million of secured financing from the referenced Purchasers, proceeds of which Synergy Brands Inc., intends to utilize to retire present existing higher interest debt owed by PHS Group Inc. to IIG Capital LLC and for other general working capital purposes. The new financing consists of $6.5 million in secured term notes to be amortized over a 10 year period at an interest rate of 11.25% that may be reduced to 11% under certain conditions as provided in the relevant agreements. In connection therewith Synergy Brands Inc. has agreed to issue to the stated Purchasers in the aggregate 1,075,000 shares of such Company's unregistered common stock. Lloyd Miller is a director and significant shareholder of Synergy Brands Inc. The terms and conditions of this financing and the affiliated loan documentation were negotiated between Mr. Miller and Synergy Brands Inc and stated subsidiaries at arm's length and all parties were represented by independent professional advisors in evaluating those terms and conditions, and all of the material terms and conditions and the related existence of the transaction being with a related person have been fully disclosed to the Board of Directors and members of the Audit Committee of Synergy Brands Inc. and such persons have reviewed those terms and conditions and have evaluated the merits of the underlying transaction and have determined in using their reasonable business judgment that such terms and conditions are in the best interests of the shareholders of the said registrant.

Item 3.02 Unregistered Sales of Equity Securities.

     In connection with and as consideration for the financing transaction as described under Item 1.01 herein supra the registrant has agreed to issue 1,075,000 aggregate shares of its unregistered common stock to the referenced Purchasers which issuance is exempt from registration as provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Exhibits.

     Exhibit 10 (without schedules and exhibits) Securities Purchase Agreement between PHS Group Inc., as Borrower, Synergy Brands Inc., as Parent Company, Lloyd I. Miller III, and Milfam I L.P., as a Purchaser dated January 19, 2007.

     Exhibit 10.1 (without schedules and exhibits) Security Pledge and Guaranty Agreement by and among PHS Group Inc., a Pennsylvania corporation, Synergy Brands Inc., a Delawre corporation, SYBR.Com Inc., A New Jersey corporation, Gran Reserve Corporation, a Florida corporation, Dealbynet.com Inc., a New York corporation, Quality Food Brands Inc., a Nevada corporation, NYCE North America, a New Jersey corporation, Net Cigar.Com Inc., and Lloyd I. Miller III and Milfam I L.P. dated January 19, 2007.

     Exhibit 10.2 Term Note dated January 19, 2007 between PHS Group Inc., and Lloyd I. Miller III in the amount of $3,250,000.

     Exhibit 10.3 Term Note dated January 19, 2007 between PHS Group Inc., and Milfam I L.P. in the amount of $3,250,000.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated:  January 19, 2007